Exhibit 1

 [Unofficial Translation]

December 12, 2019

Powers of Signature in The Phoenix Holdings Ltd. (hereinafter: the “Company”)

In accordance with a resolution of the Board of Directors of the Company, the powers of signatures in the Company as of December 12, 2019, are as follows:

General Rights of Signature

1.
The signature of the Chairman of the Board of Directors (and / or the CEO (Mr. Eyal Ben Simon) of the Company together, or the signature of one of them with the additional signature of an officer from Group A, shall bind the Company in any matter for an unlimited amount.

2.	The signatures of two officers from Group A (that are not subject to one another, apart from the CEO) shall bind the Company in any matter up to a sum of NIS 400,000,000.

3.	***

4.	***

Delegation and Revocation of Powers

5.	***

6.	***

7.	***

Group A	Group B
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Eli Schwartz (Executive Vice President - Chief Financial Officer)
Haggai Schreiber (Executive Vice President - Chief Investment Officer)
Menachem Neeman (Executive Vice President - Chief Legal Counsel and Corporate Secretary)

I hereby certify that the aforesaid resolutions of the Board of Directors were duly adopted and are binding on the Company for all intents and purposes.

/s/ Elad Sirkis Elad Sirkis, Advocate